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                                                                  EXHIBIT 12.1

                       THERMADYNE HOLDINGS CORPORATION
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (IN THOUSANDS)

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                                                         COMPANY                         PREDECESSOR
                                     ------------------------------------------------ -----------------

                                                 YEARS ENDED DECEMBER 31,
                                     ------------------------------------------------     YEAR ENDED
                                        1997       1996         1995         1994     DECEMBER 31, 1993
                                     --------- -----------  ------------ -----------  -----------------
Earnings (loss):
Income (loss) from continuing
 operations before income taxes and
 extraordinary item.................  $28,544    $(63,473)    $(123,330)   $(80,805)       $(52,796)
Fixed charges.......................   50,031      50,887        48,315      45,364          74,683
                                     --------- -----------  ------------ -----------  -----------------
 Earnings (loss)....................  $78,575    $(12,586)    $ (75,015)   $(35,441)       $ 21,887
                                     ========= ===========  ============ ===========  =================
Fixed charges:
Interest expense....................  $45,325    $ 45,655     $  41,269    $ 39,124        $ 66,918
Amortization of deferred financing
 costs..............................    1,587       2,711         4,860       4,207           5,507
Rent expense........................    3,119       2,521         2,186       2,033           2,258
                                     --------- -----------  ------------ -----------  -----------------
Fixed charges.......................  $50,031    $ 50,887     $  48,315    $ 45,364        $ 74,683
                                     ========= ===========  ============ ===========  =================
Ratio of earnings to fixed charges .      1.6         N/A           N/A         N/A             N/A
                                     ========= ===========  ============ ===========  =================
Deficiency of earnings available to
 cover fixed charges................      N/A    $(63,473)    $(123,330)   $(80,805)       $(52,796)
                                     ========= ===========  ============ ===========  =================
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